SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 6, 2006

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA

                    (Address of principal executive offices)
       (858) 550-7500 (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

CONTRACT SALES FORCE AGREEMENT

        On September 6, 2006, Ligand Pharmaceuticals Incorporated, a
Delaware corporation (the "Company") and King Pharmaceuticals, Inc., a Tennessee corporation ("King Pharmaceuticals") entered into a Contract Sales Force Agreement (the "Sales Agreement"), pursuant to which King Pharmaceuticals has agreed to conduct a detailing program to promote the sale of Avinza(R) for an agreed upon fee, subject to the terms and conditions of the Sales Agreement. Pursuant to the Sales Agreement, King Pharmaceuticals has agreed to perform certain minimum monthly product details, which are to commence no later than October 1, 2006 and continue (i) for a period of six months following such date,
(ii) until the closing (the "Closing") of the transactions contemplated by the definitive agreement ("Definitive Agreement") by and among the Company, King Pharmaceuticals and King Pharmaceuticals Research and Development, Inc., a Delaware corporation and wholly owned subsidiary of King Pharmaceuticals, executed concurrently herewith for the purchase and sale of all rights to Avinza(R) (the "Transaction"), or (iii) until the earlier termination of the Definitive Agreement. Following the initial term, the Company may, at its option, extend the term of the Sales Agreement for an additional one-month period. The Company estimates that, assuming the Closing were to occur at the end of December 2006, the amount due to King Pharmaceuticals under the Sales Agreement would be approximately $4 million.

        The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Confidential treatment has been requested on certain portions of the Sales Agreement.

           IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

        The Company and its board of directors intend to file with the Securities and Exchange Commission and mail to its stockholders a Proxy Statement in connection with the Transaction. The Proxy Statement will contain important information about the Company, King Pharmaceuticals, the Transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

        Investors and security holders will be able to obtain copies of the Proxy Statement and other documents filed with the SEC by the Company and King Pharmaceuticals free of charge through the web site maintained by the SEC at WWW.SEC.GOV. In addition, investors and security holders will be able to obtain copies of the Proxy Statement free of charge from the Company by contacting Ligand Pharmaceuticals Incorporated, Attn: Investor Relations, 10275 Science Center Drive, San Diego, California 92121-1117, (858) 550-7500.

        The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information regarding the Company's directors and executive officers is contained in the Company's Form 10-K for the year ended December 31, 2005 and in Reports on Form 8-K filed with the SEC from time to time. As of August 31, 2006, the Company's directors and executive officers beneficially owned approximately 9,695,891 shares, or 11.99%, of the Company's common stock. A more complete description will be available in the Proxy Statement. Investors and security holders are urged to read the Proxy Statement and the other relevant materials (when they become available) before making any voting or investment decision with respect to the Transaction.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

EXHIBIT NUMBER          DESCRIPTION
--------------          --------------------

10.1 Contract Sales Force Agreement, by and between Ligand Pharmaceuticals Incorporated and King Pharmaceuticals, Inc. dated as of September 6, 2006




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            LIGAND PHARMACEUTICALS INCORPORATED




Date : September 12, 2006   By:      /s/ Warner R. Broaddus
                            Name:    Warner R. Broaddus
                            Title:   Vice President, General Counsel & Secretary


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                                  EXHIBIT INDEX



EXHIBIT NUMBER          DESCRIPTION
--------------          --------------------

10.1 Contract Sales Force Agreement, by and between Ligand Pharmaceuticals Incorporated and King Pharmaceuticals, Inc. dated as of September 6, 2006